Cypress Bioscience Announces 2009 Financial Results

SAN DIEGO, CA -- (Marketwire - March 31, 2010) - Cypress Bioscience, Inc. (NASDAQ: CYPB) today announced financial results for the quarter and year ended December 31, 2009. The Company reported total revenue of $8.1 million for the quarter ended December 31, 2009, which includes commercial revenues of $7.0 million and revenues under collaborative agreement of $0.9 million, and total revenue of $27.3 million for the year ended December 31, 2009, which includes commercial revenues of $17.0 million and revenues under collaborative agreement of $10.0 million. For the quarter ended December 31, 2009, the Company reported a net loss of $5.0 million or $0.13 per share compared to a net loss of $7.2 million or $0.19 per share for the same period in 2008. For the year ended December 31, 2009, the Company reported a net loss of $28.3 million or $0.74 per share compared to a net loss of $18.2 million or $0.48 per share for the same period in 2008. At December 31, 2009, the Company had cash, cash equivalents and investments totaling $141.7 million.

The $8.1 million and $27.3 million in revenues the Company reported for the quarter and year ended December 31, 2009, respectively, compare to $0.9 million and $16.7 million for the same periods in 2008. During the quarter ended December 31, 2009, the Company recognized commercial revenues of $7.0 million, which includes royalty revenue of $2.1 million and sales force reimbursement of $4.6 million, in connection with the launch of Savella. During the year ended December 31, 2009, the Company recognized commercial revenues of $17.0 million, which includes royalty revenue of $4.9 million and sales force reimbursement of $10.9 million.

Total operating expenses for the quarter and year ended December 31, 2009 were $13.3 million and $57.2 million, respectively, compared to $9.0 million and $39.6 million for the same periods in 2008. The increase in operating expenses in 2009 primarily reflects costs associated with building and supporting our commercial organization. Additionally, during the quarter ended December 31, 2009, the Company recorded a $1.1 million impairment charge in connection with the goodwill assigned to its personalized medicine services business.

About Cypress Bioscience, Inc.

Cypress Bioscience, Inc. provides therapeutics and personalized medicine services, facilitating improved and individualized patient care. Cypress addresses the evolving needs of specialist physicians and their patients by identifying unmet medical needs in the areas of pain, rheumatology, and physical medicine and rehabilitation, including challenging disorders such as fibromyalgia and rheumatoid arthritis. This approach to improving patient care creates a unique partnership with physicians. Current products include Savella™ (milnacipran HCl) and the Avise PG(SM) and Avise MCV(SM) therapeutic monitoring, diagnostic and prognostic tests for rheumatoid arthritis.

For more information about Cypress, please visit the Company's web site at www.cypressbio.com.

This press release, as well as Cypress' SEC filings and website at http://www.cypressbio.com, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements related to the expected competitive and commercial advantages of Savella™ and our personalized medicine services and the ability of our products and services to meet the needs of physicians and patients and enable us to foster a unique relationship with physicians. Actual results could vary materially from those described as a result of a number of factors, including the risks involved with Cypress' ability to create a successful sales force and execute its marketing strategy, risks around market acceptance of Savella™ and our personalized medicine services and whether they will facilitate improved diagnostic, prognostic and therapeutic decision making for physicians and patients, risks involved with the development and commercialization of Cypress' product candidates and personalized medicine services, and other risks and uncertainties described in Cypress' most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q and any subsequent SEC filings. You are urged to consider statements that include the words "may," "will," "would," "could," "should," "believes," "potential," "expects," "plans," "anticipates," "intends," or the negative of those words or other comparable words to be uncertain and forward-looking. The statements in this press release speak only as the date hereof, and Cypress undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

                      CYPRESS BIOSCIENCE, INC.
                Condensed Consolidated Financial Data
                 (In thousands except per share data)

Statement of Operations Data:

                                    Quarter ended          Year ended
                                    December 31,          December 31,
                                  2009       2008       2009       2008
                                ---------  ---------  ---------  ---------
                                    (unaudited)

Revenues:
  Revenues under collaborative
   agreement                    $     863  $     949  $  10,026  $  16,659
  Commercial revenues               6,997          -     16,976          -
  Revenues from personalized
   medicine                           199          -        333          -
                                ---------  ---------  ---------  ---------
Total revenues                      8,059        949     27,335     16,659

Operating expenses:
  Cost of personalized medicine
   services                           566        267      1,987        267
  Research and development          1,399      1,957     11,996      9,171
  Selling, general and
   administrative                  10,262      6,824     42,138     17,603
  In-process research and
   development                          -          -          -     12,590
  Goodwill impairment               1,100          -      1,100          -
                                ---------  ---------  ---------  ---------
Total operating expenses           13,327      9,048     57,221     39,631
                                ---------  ---------  ---------  ---------

Interest income                       255        858      1,634      4,746
                                ---------  ---------  ---------  ---------

Net loss                        $  (5,013) $  (7,241) $ (28,252) $ (18,226)
                                =========  =========  =========  =========

Net loss per share - basic and
 diluted                        $   (0.13) $   (0.19) $   (0.74) $   (0.48)
                                =========  =========  =========  =========

Shares used in computing net
 loss per share - basic and
 diluted                           38,297     37,883     38,150     37,734
                                =========  =========  =========  =========

Balance Sheet Data:

                                                December 31,  December 31,
                                                    2009          2008
                                                ------------- -------------

Assets
  Cash, cash equivalents and short-term
   investments                                  $     141,673 $     145,495
  Other current assets                                 10,404         1,214
  Goodwill                                             21,929        26,466
  Other non-current assets                              2,059         1,418
                                                ------------- -------------
    Total assets                                $     176,065 $     174,593
                                                ============= =============

Liabilities and Stockholders' Equity
  Current liabilities                           $      11,573 $       7,958
  Long-term liabilities                                23,908         6,720
  Stockholders' equity                                140,584       159,915
                                                ------------- -------------
    Total liabilities and stockholders' equity  $     176,065 $     174,593
                                                ============= =============

CONTACT:
Mary Gieson, Investor Relations
Cypress Bioscience, Inc.
(858) 452-2323